Exhibit 99.1

NEWS RELEASE

Yak Communications Inc. Closes $18 Million Financing

Miami, Florida and Toronto, Ontario – March 19, 2004 – Yak Communications Inc. (Nasdaq SmallCap: YAKC - News), a provider of telecommunication services to residential and business customers, announced today it has closed its previously announced private offering in which it raised $18,007,500 in gross proceeds. In connection with the financing Yak issued 1,470,000 shares of its common stock for a per share purchase price of $12.25 and it issued warrants (exercisable at $17.00 per share) to purchase 367,500 shares of its common stock. Yak intends to use the net proceeds for general corporate purposes and working capital, including near-term acquisitions, and the deployment of its broadband telephony initiative, and to strengthen its balance sheet for long term growth.

Charles Zwebner, President and Chief Executive Officer of Yak, said the Company was fundamentally strong and it continues to see customer and revenue growth in its business units. “We are pleased that we have succeeded in our financing objective that will allow us to continue to grow our profitable, traditional telephony offerings while simultaneously leveraging our cost infrastructures to deploy our local and long distance bundled service offerings over high speed IP networks (broadband telephony VOIP initiatives). We strongly believe and are committed to layering our profitable and stable cash flow business with the more medium-term, high-growth, high-margin broadband initiatives. We are still on track to have an initial release of our broadband telephony offerings during the second calendar quarter of 2004,” added Zwebner.

Neither the shares of common stock, the warrants sold to the investors, nor the shares of common stock to be issued upon exercise of the warrants have been registered under the Securities Act of 1933. Accordingly, these shares and warrants may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Yak has agreed to file a registration statement covering resale by the investors of these shares and shares of common stock to be issued upon exercise of the warrants. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common stock, warrants or common stock to be issued upon exercise of the warrants. The private placement was made by the Company with a selling agent, and any opportunity to participate in the private placement was available to a very limited group of accredited investors. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About YAK Communications Inc.: YAK Communications Inc. (the “Company”) (NASDAQ: YAKC) was incorporated in December 1998 in Florida with the objective of providing international long distance discount services to both business and residential customers. The

Company specializes in offering these services to consumers by way of a dial-around (known as “10-10”). The Company is a facilities based reseller, which utilizes its own switching systems. For more information about YAK Communications, please visit www.yak.com

Forward Looking Statements:

Statements contained in this news release which are not strictly historical are forward looking within the meaning of the safe harbor clause of the Private Securities Litigation Reform Act of 1995. The Company makes these statements based on information available to it as of the date of this news release and assumes no responsibility to update or revise such forward-looking statements

Editors and investors are cautioned that forward-looking statements invoke risk and uncertainties that may cause the Company’s actual results to differ materially from such forward-looking statements.

Words such as “projects”, “believe”, “anticipates”, “estimate”, “plans”, “expect”, “intends”, and similar words and expressions are intended to identify forward-looking statements and are based on our current expectations, assumptions, and estimates about us and our industry. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although the Company believes that such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors, risks and uncertainties. These factors, risks and uncertainties include, without limitation, the Company’s success in integrating the operations of its newly-acquired businesses, and associated reduction in costs, the successful implementation of its business plans including growth of existing product offerings, strategic acquisitions and development of broadband telephony products, the successful integration of new management team members, continued and increased demand for its services, the successful deployment of new equipment and realization of material savings therefrom, competition from larger and/or more experienced telecommunications providers, its ability to continue to develop its markets, general economic conditions, changes in governmental regulation, and other factors that may be more fully described in the Company’s literature and periodic filings with the Securities and Exchange Commission. You are urged to carefully review and consider these disclosures which describe certain factors which affect our business.

Contacts:

Yak Communications Inc.

Media Relations

Sue Patterson

Yak Communications, Inc.

(416)-297-3465

spaterson@yak.ca

Investor Contact:

Larry Turel

Yak Communications, Inc.

(954) 938-8391 ext. 132

larry@yak.com

Public Relations:

David Eisenstadt

The Communications Group Inc.

1-800-267-4476 ext. 36

deisenstadt@tcgpr.com